SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2016

NXCHAIN INC.
(Exact name of registrant as specified in Charter)

Delaware	0-22735	45-3977747
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue Tustin, CA 92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 10, 2016, NXChain, Inc. issued a press release announcing that it entered into a non-binding letter of intent to engage in a merger with LXCCoin Ltd.

Under the terms of the letter of intent, it is expected that LXCCoin Ltd. shareholders will own 90% of the issued and outstanding shares of NXChain, Inc., determined on a fully diluted basis, immediately following the merger of LXCCoin with NXChain. As contemplated, NXChain will be the surviving entity in this merger.

The letter of intent provides that, subject to certain exceptions, for a sixty-day period, neither party may engage in negotiations or solicit proposals with another company with respect to an acquisition or a debt or equity investment transaction, disposal of assets outside of the ordinary course, or, with respect to LXXCoin, sell any equity or debt interest, subject to certain exceptions.

Completion of the merger is contingent upon certain closing conditions, including customary due diligence considerations, the negotiation, execution and delivery of a merger agreement by the parties, and board and stockholder approval. There can be no assurances that a merger agreement or a closing will occur based on satisfaction of these conditions. Due to the non-binding nature of the letter of intent, the terms of the proposed transaction remain subject to change.

A copy of the press release announcing the reverse merger is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished, not filed, with the Securities and Exchange Commission and is not incorporated by reference in any filings unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01, including Exhibit 99.1, is not intended to, and does not, constitute a determination or admission by NXChain that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of NXChain.

Forward Looking Statements

       This Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions regarding the potential merger with LXCCoin and our expectations regarding the effects of such merger. These forward-looking statements are made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the execution or entry into a merger agreement on satisfactory terms; a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; the impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; changes in government regulation; the ability to complete customer transactions; and other factors relating to our industry, our operations and results of operations and any businesses that may be acquired by us.

       You should not place any undue reliance on these forward looking statements, which speak only as of the date of this Current Report. Additional information concerning factors that might affect our business or stock price, which could cause actual results to materially differ from those in forward-looking statements is contained in NXChain, Inc.’s filings, including quarterly and annual reports that we file with the Securities Exchange Commission. Such forward-looking statements only speak as of the date of this Current Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as otherwise required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release, dated March 10, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016	NXChain

	By:	/s/ Michael Campbell
Michael Campbell
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release, dated March 10, 2016.